UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)            October 20, 2006
HEI, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-10078	41-0944876

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota		55386

(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code)		(952) 443-2500

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 20, 2006, HEI, Inc. (the “Company”) and its former Chief Executive Officer and President entered into a Severance and Release Agreement described in more detail in Item 5.02(b) below, which description is incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) Mr. Mack V. Traynor III resigned as the Company’s Chief Executive Officer and President and as a member of the Company’s Board of Directors on October 20, 2006. Mr. Traynor’s action did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices or any financial or accounting matter. A Severance and Release Agreement was entered into in connection with the resignation pursuant to which, among other things, Mr. Traynor will be paid $145,000 upon the expiration of applicable statutory waiting periods.
     (c) Effective October 20, 2006, the Company appointed Mark B. Thomas as its Chief Executive Officer. Following the appointment, Mr. Thomas will act as the Company’s Chief Executive Officer and Chief Financial Officer. Mr. Thomas will be employed on a full time, at will basis at a salary for both positions equal to $18,750 per month ($225,000 on an annual basis). Mr. Thomas will also be eligible for an incentive bonus based on the performance of the Company over the next fiscal year in an amount determined by the Board of Directors, in its sole discretion. The Board of Directors will determine whether such a bonus is appropriate and the target amount of the bonus payment is twenty (20%) percent of employee’s base salary.
     Mr. Thomas (44) has served as the Chief Financial Officer of the Company since July 12, 2006. Mr. Thomas is the President of Mark Thomas Enterprises, LLC, a Minneapolis-based consulting firm founded in 2004, which focuses on turnaround and financial management for both publicly-traded and privately-held companies. From 1992 through 2004, Mr. Thomas was President, CEO, CFO and a director of Ballistic Recovery Systems, Inc., (OTCBB: BRSI), a provider of whole-aircraft emergency parachute systems to the general aviation and recreational aviation markets. Mr. Thomas is a certified public accountant and holds a bachelor’s degree in accounting from Moorhead State University.
     The Board of Directors of the Company has no present plans with respect to filling the vacancy on the Board of Directors.
     A copy of the press release announcing the above changes is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
[The following Exhibits are filed as a part of this Report / The following Exhibits shall be deemed furnished and not filed as a part of this Report:]

Exhibit No.	Description of Exhibit
99.1	Press Release dated October 20, 2006, announcing the resignation of Mr. Traynor and the appointment of Mr. Thomas.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC.
Date: October 24, 2006
By /s/ Mark B. Thomas
Mark B. Thomas
Its: Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated October 20, 2006, announcing the resignation of Mr. Traynor and the appointment of Mr. Thomas.